Exhibit 10.15

The Prudential Insurance Company of America 751 Broad Street, Newark, New Jersey 07102 1-800-621-1089

Contract-Holder:	Boise Cascade Company for the exclusive benefit of participants and beneficiaries of the Plan
Plan:	Boise Cascade Company Pension Plan
Contract Number:	GA-48088
Jurisdiction:	Idaho
Effective Date:	April 25, 2018
Initial Premium Amount:	$151,800,000.00

This Group Annuity Contract (the “Contract”) includes the attached Tables, Cash and Transferred Assets Schedule, Premium Schedule, and the Annuity Exhibit, which may be amended or supplemented as described herein.

BOISE CASCADE COMPANY FOR THE EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES OF THE PLAN	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: ____\s\ Wayne Rancourt _____________ Title: _EVP, CFO & Treasurer____________ Print Name:__Wayne Rancourt___________ Date: _____October 18, 2018 ___________

_____\s\ John Strangfeld_______________
Chairman and Chief Executive Officer

___\s\ Margaret M. Foran_______________
Secretary

Attested by:__\s\ Jill Mozer_____________

Date: _______October 18, 2018_________

Single-Premium Non-Participating Group Annuity Contract supported by the Separate Account and the General Account, as set forth herein, which provides for an irrevocable commitment to make Annuity Payments, subject to the provisions of this Contract. The Annuity Payments hereunder do not vary based on any gains or losses of the assets allocated to the Separate Account or the General Account.

TABLE OF CONTENTS

PROVISION IDEFINED TERMS, SEPARATE ACCOUNT OPERATIONS & CONTRACT TERMINATION    3
1.1Defined Terms    3
1.2Premium Amount Payment & Allocation to the Separate Account    6
1.3Agreement to Make Annuity Payments & Separate Account Withdrawals    7
1.4The Separate Account that Supports this Contract    8
1.5Investments Allocated to the Separate Account    8
1.6Insulation of Separate Account Assets    8
1.7Expenses; Establishing Reserves; Withdrawal of Assets from the Separate Account    8
1.8Process for Making Annuity Payments    9
1.9Contract Termination    9

PROVISION IIPAYMENT TERMS AND CONDITIONS FOR ANNUITY FORMS    10

2.1Annuitants, Contingent Annuitants, Alternate Payees, and Beneficiaries    10
2.2Annuity Forms    10
2.3No Assignment of Rights    16
2.4Proof of Continued Existence & Escheatment    16
2.5Data Misstatements    17
2.6Beneficiary Designations    18
2.7Qualified Domestic Relations Orders Not Reflected on the Annuity Exhibit    18
2.8Payments to Representatives    19
2.9Annuity Certificates    19
2.10Overpayments on or after the Annuity Start Date    19

PROVISION IIIGENERAL TERMS    20

3.1Entire Contract    20
3.2Communication    20
3.3U.S. Currency    20
3.4Contract-Holder, Authorized Representatives & Appointed Successors    20
3.5No Implied Waiver    21
3.6Contract Changes    21
3.7Reliance on Records & Record Maintenance    22
3.8Third-Party Beneficiaries; Enforceability    22
3.9Contract Assignment, Transfer, Reinsurance and Novation    23
3.10Confidential Information    23

PREMIUM SCHEDULE
CASH AND TRANSFERRED ASSETS SCHEDULE AND ANY SUPPLEMENT THERETO
TABLES
ANNUITY EXHIBIT

Provision IDefined Terms, Separate Account Operations & Contract Termination

1.1	Defined Terms

The following capitalized terms used in this Provision I and throughout the Contract are defined as follows and will control in the event the term is otherwise defined on the Annuity Exhibit or other attachments to this Contract:

Age 65 benefit Amount: The amount so shown for a disabled Annuitant or Alternate Payee on the Annuity Exhibit payable beginning on the Normal Retirement Date.

Aggregate Monthly Payment: The total monthly amount of Annuity Payments payable under this Contract.

Alternate Payee: A person shown on the Annuity Exhibit as an “Alternate Payee” based on information provided by the Contract-Holder, and entitled to receive payments in accordance with a QDRO approved by the Contract-Holder prior to the Effective Date.

Annuitant: A person shown on the Annuity Exhibit as entitled to receive one or more payments specified on the Annuity Exhibit, but does not include any Contingent Annuitant, Beneficiary, or Alternate Payee entitled to payments under a Shared Payment QDRO. An Annuitant is a third-party beneficiary to this Contract and has the rights set forth herein.

Annuity Amount: The amount so shown for an Annuitant or Alternate Payee on the Annuity Exhibit payable beginning on the Annuity Start Date.

Annuity Exhibit: The exhibit so named and attached or incorporated by reference to this Contract on the Effective Date, which may be amended and supplemented as provided for in this Contract.

Annuity Form: One of the types of annuities set forth in Section 2.2.

Annuity Payment: The amount, if any, determined in accordance with Provision II, to be paid with respect to an Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary, if applicable.

Annuity Start Date: The date shown on the Annuity Exhibit on which the Annuity Payments begin with respect to an Annuitant, and if applicable Contingent Annuitant, Alternate Payee, and Beneficiary.

Applicable Interest Rate: The interest rate assumption applicable to any lump sum payment. No interest discount is applicable to any lump sum payment therefore the Applicable Interest Rate is 0.00%.

Asset Sweep Test: The meaning set forth in Section 1.7.

Beneficiary: A person other than an Annuitant, Contingent Annuitant, or Alternate Payee, shown in Prudential’s records as the designated beneficiary associated with an Annuitant or, after the death of an Annuitant, a Contingent Annuitant. Upon the death of the related Annuitant or Contingent Annuitant, a Beneficiary is a third-party beneficiary of this Contract and has the rights set forth herein; provided that upon loss of such designation, including pursuant to a revocation of designation by the Annuitant or Contingent Annuitant, if applicable, a person will no longer be a Beneficiary and no longer be a third-party beneficiary of this Contract. Each reference to the term Contingent Annuitant in this Contract (other than in Section 2.9 and the Annuity Exhibit) will be deemed to include a reference to a Beneficiary receiving Annuity Payments.

Book Value: The carrying value of assets allocated to the Separate Account as determined in accordance with the statutory valuation methods in effect for life insurance companies in the State of New Jersey.

Business Day: Any weekday on which the banks in New York City, New York are open for business. If any payment under this Contract is due and payable on a day which is not a Business Day, or if any notice or report is required to be given on a day which is not a Business Day, such payment will be due and payable or such notice or report will be given on the next Business Day.

Cash and Transferred Assets Schedule: The schedule so named and attached to this Contract which shows the amount of cash and certain details about any non-cash assets transferred, if applicable, for the Initial Premium Amount paid. This schedule may be supplemented by one or more Cash and Transferred Assets Schedule Supplements as described in Section 1.2.

Cash and Transferred Assets Schedule Supplement: A supplement to the Cash and Transferred Assets Schedule setting forth the information specified in Section 1.2.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

Contingent Annuitant: A person shown on the Annuity Exhibit as entitled to receive one or more payments specified in the Annuity Exhibit, following the death of the associated Annuitant in accordance with a joint and survivor Annuity Form. The term Contingent Annuitant does not include any Beneficiary, provided that each reference to the term Contingent Annuitant in this Contract (other than in Section 2.9 and the Annuity Exhibit) will be deemed to include a reference to a Beneficiary receiving Annuity Payments. A Contingent Annuitant is a third-party beneficiary to this Contract and has the rights set forth herein.

Contingent Annuity Amount: The amount shown for the Contingent Annuitant on the Annuity Exhibit.

Contract: The meaning set forth on the Cover Page.

Contract-Holder: The entity named on the Cover Page, and any successors or permitted assigns.

Cover Page: The first page(s) of this Contract.

Data Finalization Amendment Date: The date on which (i) an updated Annuity Exhibit is attached to this Contract, replacing any previous version, reflecting the final data as of the Data Finalization Date, and (ii) any applicable Premium Adjustment Amount is paid.

Data Finalization Date: August 24, 2018 or any other such date as may be agreed to by mutual written consent between the Contract-Holder and Prudential, after which no further changes to the data provided to Prudential to amend the Annuity Exhibit and determine the Total Premium Amount will be made.

Data Misstatements: The meaning set forth in Section 2.5.

Effective Date: The date on which the terms of this Contract go into effect, as shown on the Cover Page.

General Account: The general account of Prudential.

Guaranteed Number of Payments: The number of guaranteed payments shown for the Annuitant on the Annuity Exhibit.

Initial Premium Amount: The consideration amount (as shown on the Cover Page) payable for this Contract in accordance with Section 1.2.

Market Value: (i) with respect to cash, 100% thereof; (ii) with respect to any non-cash assets, except as provided in clause (iii) below, the fair market value of such assets, in an amount and as of a date determined by Prudential in accordance with its standard procedures for establishing the market value of its assets, and (iii) solely for the purpose of determining the value of any portion of the Total Premium Amount paid by delivery of securities and other non-cash assets (if any) pursuant to Section 1.2, the fair market value of each such asset in an amount and as of a date shown (a) in the case of the Initial Premium Amount, in the Cash and Transferred Assets Schedule and (b) in the case of any Premium Adjustment Amount, in the Cash and Transferred Assets Schedule Supplement dated as of the amendment date on which such Premium Adjustment Amount is payable.

Normal Form of Annuity: The meaning set forth in Section 2.2(b)(i).

Normal Retirement Date: The first day of the month coincident with or next following the Annuitant’s attainment of age 65.

Optional Form of Annuity: The meaning set forth in Section 2.2(b)(i).

Original Plan Participant: A person listed on the Annuity Exhibit as an Original Plan Participant.

Plan(s): The plan(s) shown on the Cover Page.

Premium Adjustment Amount: The amount by which the Total Premium Amount is increased or decreased from time to time in accordance with this Contract as reflected on the Premium Schedule, which may be amended and restated in accordance with Section 1.2.

Premium Schedule: The schedule so named and attached to this Contract which shows the premium amount paid. This schedule may be amended and restated as described in Section 1.2.

Prudential: The Prudential Insurance Company of America, its successors and permitted assigns.

Prudential’s Office: 30 Scranton Office Park, Scranton, PA 18507-1789. This address should be used for all communication unless Prudential provides a notice specifying another address for certain or all communications.

Qualified Domestic Relations Order (QDRO): A “qualified domestic relations order” as defined in Subsection 414(p) of the Code. Unless specified otherwise, the term QDRO includes both a Separate Interest QDRO and a Shared Payment QDRO.

Representative: A person demonstrating to the reasonable satisfaction of Prudential that such person is duly appointed as a (i) guardian of an Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary, if applicable; (ii) holder of a power of attorney granted by an Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary, if applicable; (iii) trustee of an Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary, if applicable; or (iv) testamentary executor of such Annuitant’s, Contingent Annuitant’s, Alternate Payee’s, or Beneficiary’s estate, if applicable. A Representative does not include an assignee of the rights of such person hereunder, as assignment is not permitted, as set forth in Provision II. A Representative other than one described in (ii) above will have the rights of the

Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary it represents for so long as it is duly appointed as a Representative.

Separate Account: The Non-Participating Group Annuity Separate Account of Prudential, which is a commingled separate account supporting Prudential’s payment obligations under this contract and other group annuity contracts.

Separate Account Interest Maintenance Reserve: The interest maintenance reserve in respect of the Separate Account established, adjusted and amortized from time to time in accordance with applicable statutory accounting principles.

Separate Interest QDRO: A QDRO under which the death of the Original Plan Participant will not affect payments to the Alternate Payee.

Shared Payment QDRO: A QDRO that provides all or a portion of the Original Plan Participant’s Plan benefit to the Alternate Payee during the lifetime of the Original Plan Participant.

Spouse: The person legally married to the Annuitant in a marriage recognized as valid in the state in which it was entered into.

Statutory Liability: The sum of: (i) the Statutory Reserves and (ii) the Separate Account Interest Maintenance Reserve.

Statutory Reserves: The reserves for the Annuity Payments with respect to the Contract and the statutory liability for the other contracts supported by the Separate Account.

Subplan: The code shown on the Annuity Exhibit for disabled Annuitants, in connection with the Annuity Form(s) applicable to disabled Annuitants described in Section 2.2 (a)(ii), 2.2(b)(i) and 2.2(b)(ii).

Temporary Annuity Expiry Date: The date the final Annuity Payment is due under a Temporary Annuity, assuming the Annuitant is still alive.

Total Premium Amount: The Initial Premium Amount, increased or decreased by any Premium Adjustment Amounts shown on the Premium Schedule.

1.2	Premium Amount Payment & Allocation to the Separate Account

On or before the Effective Date, the Contract-Holder will transfer to Prudential the Initial Premium Amount. The Initial Premium Amount will consist of cash identified in the Cash and Transferred Assets Schedule.

Upon receipt of the Initial Premium Amount due on or before the Effective Date, Prudential agrees to pay the Annuity Payments due under this Contract and further agrees that such obligation will thereupon be irrevocable, and thereafter Prudential may not cancel or rescind or seek to cancel or rescind this Contract, or declare this Contract to be or seek to have this Contract declared to be null and void from its inception.

On the date the Initial Premium Amount is received, Prudential will allocate one hundred percent (100%) of the Initial Premium Amount to the Separate Account.

This Contract will be amended so that one or more Premium Adjustment Amounts will be paid prior to or on the Data Finalization Amendment Date. Any such amendment(s) will include an amended

Annuity Exhibit, an amended and restated Premium Schedule and a Cash and Transferred Assets Schedule Supplement to be attached to this Contract specifying:

(i.)	such Premium Adjustment Amount;

(ii.)	the amount of cash and, if applicable, the Market Value and certain other information with respect to each non-cash asset being transferred as part of such Premium Adjustment Amount;

(iii.)	if such Premium Adjustment Amount is payable by Prudential, whether such amount is being paid from the General Account or from the Separate Account, or a combination of the two; and

(iv.)	any agreed upon changes to the Cash and Transferred Assets Schedule or any Cash and Transferred Assets Schedule Supplement that was previously agreed and attached to this Contract.

No such amendment will require the consent of any person other than the Contract-Holder and Prudential.

If the Premium Adjustment Amount payable is a negative number, then the absolute value of such amount will be paid by Prudential to the Contract-Holder on the effective date of the amendment by delivering cash equal to such Premium Adjustment Amount, as indicated on the applicable restated Premium Schedule and Cash and Transferred Assets Schedule Supplement. Prudential will pay such Premium Adjustment Amount by first using assets in the Separate Account up to the value of the Statutory Reserves released as of the Effective Date due to a premium adjustment, and then using assets in the General Account in an amount not to exceed assets transferred to the General Account pursuant to the periodic adjustment provisions of Section 1.7 (reduced by Premium Adjustment Amounts previously paid by the General Account, if any), and any remainder of such Premium Adjustment Amount will then be paid using remaining assets allocated to the Separate Account.

If the Premium Adjustment Amount is a positive number, then the Contract-Holder will pay such amount to Prudential on the effective date of the amendment by delivering cash equal to such Premium Adjustment Amount, as indicated on the applicable restated Premium Schedule and the Cash and Transferred Assets Schedule Supplement and Prudential will allocate the Premium Adjustment Amount received on such date to the Separate Account.

With respect to any amendment to the Annuity Exhibit which increases an Annuity Payment or adds an Annuity Payment with respect to an Annuitant, Contingent Annuitant, Alternate Payee or Beneficiary added to this Contract, Prudential’s obligation to increase or add any such Annuity Payment will be conditioned on Prudential’s prior receipt of any payment due to Prudential under this Contract with respect to any such amendment.

1.3	Agreement to Make Annuity Payments & Separate Account Withdrawals

Subject to receipt of the Initial Premium Amount, Prudential agrees to pay Annuity Payments due on and after the Annuity Start Date.

In connection with Annuity Payments owed in each month, Prudential will withdraw from the Separate Account assets with a Market Value equal to the Aggregate Monthly Payment in accordance with Prudential’s standard procedures, but in no event more than 30 days before such Annuity Payments are due. In the event that the assets in the Separate Account are not sufficient to make such payments when due, Prudential will use the assets in the General Account to make such payments.

A withdrawal from the Separate Account will be made only on a Business Day and the assets withdrawn will no longer be allocated to the Separate Account.

Upon termination of this Contract pursuant to Section 1.9, neither the Contract-Holder nor any Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary will have any right to receive any further payments from the Separate Account or the General Account or any other assets of Prudential.

1.4	The Separate Account that Supports this Contract
During the period starting on the Effective Date, and ending on the date of termination of this Contract, the obligations of Prudential under this Contract will be supported by the Separate Account. This Contract does not participate in the investment or other experience of the Separate Account.

All Separate Account assets that can be maintained in custody accounts will be held by Prudential in one or more custody accounts at entities independent of Prudential and each such custody account will only hold assets allocated to the Separate Account.

1.5	Investments Allocated to the Separate Account

The Separate Account is intended to be invested primarily in investment-grade fixed income securities, but other investments are permitted. Prudential will invest and reinvest the assets of the Separate Account at the time and in the amounts as Prudential determines in its discretion and in accordance with applicable law. Prudential may, with respect to any assets allocated to the Separate Account, delegate Prudential's investment management and/or voting rights to other entities, including institutions not affiliated with Prudential.

1.6	Insulation of Separate Account Assets

Prudential owns all the assets in the Separate Account. Pursuant to Section 17B:28-9(c) of the New Jersey Insurance Statutes, none of the assets allocated to the Separate Account, to the extent of the Statutory Liability, will be chargeable with liabilities arising out of any other business of Prudential.

1.7	Expenses; Establishing Reserves; Withdrawal of Assets from the Separate Account

Expenses may be charged against the Separate Account. Such expenses will represent the direct and indirect costs (inclusive of general and administrative expenses) relating to this Contract and the Separate Account and will be charged against the Separate Account in accordance with statutory accounting principles. Such expenses must fall within an expense category that would be chargeable to the General Account. Further, such expenses must be charged using an expense rate or allocation methodology not greater than the rate charged or different than the relative amount charged to the General Account for similar services or categories of expense. In addition, any such indirect expenses will be charged on the same schedule as charged to the General Account, and any such direct expenses will be charged when due.

Expense payables and withdrawals from the Separate Account will include, but are not limited to, custody fees applicable to the Separate Account, investment management related expenses, taxes and general and administrative expenses allocated to the Separate Account as described in this Section 1.7. If the General Account pays such expenses, refund, or contractual obligations, then a payable owed by the Separate Account will arise, and the General Account will be reimbursed by charging the Separate Account. None of the deductions, charges, withdrawals, allocations, and/or reimbursements described in this Section 1.7 will be limited or in any way constrained by the Asset Sweep Test.

From time to time, in connection with the satisfaction of payables owed by the Separate Account to the General Account in amounts determined in accordance with statutory accounting principles (including payables arising when payments are made by the General Account), Prudential may transfer assets with a Market Value equal to the amount of such outstanding payable from the Separate Account to the General Account; provided that the composition of the assets so transferred is fair and equitable to both the General Account and the Separate Account taking into account the Market Value of an non-cash assets so transferred.

Sales and/or exchanges between the General Account and the Separate Account, or between the Separate Account and another Prudential separate account, may be made with any required consent of the New Jersey Department of Banking and Insurance; provided that the composition of assets so transferred is fair and equitable to both the Separate Account and the General Account or such other separate account, if applicable, taking in account the Market Value of an non-cash assets so transferred.

Periodically, Prudential will compare (A) the Book Value of the assets allocated to the Separate Account, reduced by payables related to expenses and payables related to obligations of the contracts supported by the Separate Account, accrued on or prior to the date of determination, to (B) the Statutory Liability.

If the amount described in clause (B) exceeds the amount described in clause (A), then Prudential will establish and fund reserves in the General Account in support of this Contract equal to the amount by which (B)exceeds (A) and such date of determination: otherwise such reserves will be zero.

If the amount described in clause (A) is greater than the amount described in clause (B), then, subject to applicable law and regulations, Prudential may transfer cash and non-cash assets from the Separate Account to the General Account such that, immediately after giving effect to such transfer, the amount described in (A) will equal or exceed the aggregate amount described in (B) for the contracts supported by the Separate Account (the “Asset Sweep Test”); provided that the composition of the assets so transferred is fair and equitable to both the General Account and the Separate Account taking in account the Market Value of any non-cash assets so transferred.

A withdrawal from the Separate Account will be made only on a Business Day, and the assets withdrawn will no longer be allocated to the Separate Account after such withdrawal.

1.8	Process for Making Annuity Payments

From and after the Annuity Start Date, Prudential will make Annuity Payments owed by Prudential to each Annuitant (and, if applicable, Contingent Annuitant, Alternate Payee, and Beneficiary) arising from and after such date directly to such Annuitant (and if applicable, Contingent Annuitant, Alternate Payee, or Beneficiary), as the case may be.

1.9	Contract Termination

This Contract will terminate on the date that no further Annuity Payments are due under this Contract.

Provision II    Payment Terms and Conditions for Annuity Forms

2.1	Annuitants, Contingent Annuitants, Alternate Payees, and Beneficiaries

The amount owed by Prudential under this Contract with respect to each Annuitant, Contingent Annuitant, Alternate Payee, and Beneficiary, if applicable, will be determined by Prudential in accordance with the terms of this Provision II.

Prudential will apply the terms of this Provision II using the information shown on the Annuity Exhibit with respect to such Annuitant and applicable Contingent Annuitant, or Alternate Payee as such information is updated or corrected pursuant to this Contract. Capitalized terms used but not defined in Section 1.1 have the meanings assigned in this Provision II.

Each Annuitant (which term includes an Alternate Payee under a Separate Interest QDRO), if alive on the Annuity Start Date, is entitled to receive Annuity Payments in the Annuity Form and Annuity Amount shown on the Annuity Exhibit. Prudential will make Annuity Payments in accordance with the applicable Annuity Form described in Section 2.2.

An Alternate Payee under a Shared Payment QDRO is entitled to receive Annuity Payments in the Annuity Form and Annuity Amount shown on the Annuity Exhibit until the earliest of (i) the death of the Original Plan Participant, (ii) the death of the Alternate Payee and (iii) the last payment due the Original Plan Participant who is the "Annuitant" under the applicable Annuity Form (as described in Section 2.2) identified in the Annuity Exhibit. In the event such Alternate Payee predeceases the Original Plan Participant, the Alternate Payee’s Annuity Amount will be paid to the Original Plan Participant starting on the first day of the month following the Alternate Payee's death and continue in accordance with the applicable Annuity Form.

2.2	Annuity Forms

(a)	The Annuity Forms are as follows:

(i)	Life Annuity.

Prudential will make monthly Annuity Payments to the Annuitant for his or her lifetime equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date. Prudential will pay subsequent payments on the first day of each month. Prudential’s last payment to the Annuitant will be on the first day of the month in which the Annuitant dies.

(ii)	Life with Period Certain Annuity.

Prudential will make monthly Annuity Payments to the Annuitant for his or her lifetime equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date. Prudential will make subsequent payments on the first day of each month. Prudential’s last payment to the Annuitant will be on the first day of the month in which the Annuitant dies.

After the death of the Annuitant, Prudential will compare the total number of payments made to the Annuitant on and after the Annuity Start Date to the Guaranteed Number of Payments. If the number of payments made is less than the Guaranteed Number of Payments, Prudential will make the remaining Guaranteed Number of Payments to the Beneficiary. Prudential’s last payment to the Beneficiary will be made when the total number of payments made to the Annuitant, plus the total number of payments made to the Beneficiary, equals the Guaranteed Number of Payments. The amount of the monthly payments will equal the Annuity Amount.

(iii)	Joint and Survivor Annuity.

Prudential will make monthly Annuity Payments to the Annuitant for his or her lifetime equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date. Prudential will pay subsequent payments on the first day of each month. Prudential’s last payment to the Annuitant will be on the first day of the month in which the Annuitant dies.

After the death of the Annuitant, Prudential will make additional monthly payments to the Contingent Annuitant if the Contingent Annuitant is alive when the Annuitant dies. The amount of the monthly payments will equal the Contingent Annuity Amount. Prudential will make the first monthly payment to the Contingent Annuitant on the first day of the month following the month in which the Annuitant dies. Prudential will pay subsequent payments on the first day of each month. Prudential’s last payment to the Contingent Annuitant will be on the first day of the month in which the Contingent Annuitant dies.

(iv)    Joint and Survivor Annuity with Pop-Up.

Prudential will make monthly Annuity Payments to the Annuitant for his or her lifetime equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date. Prudential will pay subsequent payments on the first day of each month. Prudential’s last payment to the Annuitant will be on the first day of the month in which the Annuitant dies.

After the death of the Annuitant, Prudential will make additional monthly payments to the Contingent Annuitant if the Contingent Annuitant is alive when the Annuitant dies. Prudential will make the first monthly payment to the Contingent Annuitant on the first day of the month following the month in which the Annuitant dies. Prudential will pay subsequent payments on the first day of each month. Prudential’s last payment to the Contingent Annuitant will be on the first day of the month in which the Contingent Annuitant dies.

If the Contingent Annuitant dies before the Annuitant and within 60 months following the Annuitant’s Benefit Commencement Date (as specified on the Annuity Exhibit), Prudential will make monthly Annuity Payments to the Annuitant equal to the sum of the Annuity Amount and the Pop-Up Amount (as specified on the Annuity Exhibit) starting on the first day of the month following the Contingent Annuitant’s death. Prudential will make subsequent payments on the first day of each month. Prudential’s last payment to the Annuitant will be on the first day of the month in which the Annuitant dies.

(v)	Period Certain Annuity.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date. Prudential will pay subsequent payments on the first day of each month. The total number of payments Prudential will make is the Guaranteed Number of Payments. Once such Guaranteed Number of Payments has been paid, no further payments are due.

After the death of the Annuitant, Prudential will compare the total number of payments made to the Annuitant on and after the Annuity Start Date to the Guaranteed Number of Payments. If the number of payments made is less than the Guaranteed Number of Payments, Prudential will pay the lump sum (full value) of the remaining Guaranteed Number of Payments in accordance with the priority order of the second paragraph of Section 2.6.

(vi)	Temporary Annuity.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies. Payments will be made on the first day of each month.

(vii)    Temporary with Period Certain Annuity

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies. Payments will be made on the first day of each month.

After the death of the Annuitant Prudential will compare the total number of payments made to the Annuitant on and after the Annuity Start Date to the Guaranteed Number of Payments. If the number of payments made is less than the Guaranteed Number of Payments, Prudential will make the remaining Guaranteed Number of Payments to the Beneficiary. Prudential’s last payment to the Beneficiary will be made when the total number of payments made to the Annuitant, plus the total number of payments made to the Beneficiary, equals the Guaranteed Number of Payments. The amount of the monthly payments will equal the Annuity Amount.

(b)	The following applies to disabled Annuitants only.

(i)	Temporary Annuity with Re-election after Temporary Annuity Expiry Date for disabled Annuitants.

Disabled Annuitants are receiving payments under a Temporary Annuity, Temporary Joint and Survivor Annuity, Temporary Joint and Survivor Annuity with Pop-Up or a Temporary with Period Certain Annuity. Disabled Annuitants who are married, as defined in Section 2.2(b)(ii) below, who die prior to Normal Retirement Date will have the conditions in Section 2.2(b)(ii) below applied to their Spouse in determining any Pre-Retirement Survivor Annuity.

•	Temporary Annuity.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies.

•	Temporary with Period Certain Annuity.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies.

After the death of the Annuitant, Prudential will compare the total number of payments made to the Annuitant on and after the Annuity Start Date to the Guaranteed Number of Payments. If the number of payments made is less than the Guaranteed Number of Payments and the Annuitant is not married, Prudential will make the remaining Guaranteed Number of Payments to the Beneficiary. Prudential’s last payment to the Beneficiary will be made when the total number of payments made to the Annuitant, plus the total number of payments made to the Beneficiary, equals the Guaranteed Number of Payments. The amount of the monthly payments will equal the Annuity Amount.

If the Annuitant is married as defined in Section 2.2(b)(ii), the Guaranteed Number of Payments remaining noted above is disregarded and the Spouse will receive an annuity in accordance with Section 2.2(b)(ii)

•	Temporary Joint and Survivor Annuity.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies.

If the Annuitant is married, as defined in Section 2.2 (b)(ii), and the Contingent Annuitant is the Spouse and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent Annuitant (Spouse) is entitled to the annuity amount determined in Section 2.2(b)(ii). However, prior to the Temporary Annuity Expiry Date the Contingent Annuitant would receive the Contingent Annuity Amount if that amount is greater than the annuity amount determined in Section 2.2(b)(ii) until the Temporary Annuity Expiry Date.

If the Annuitant is married, as defined in Section 2.2 (b)(ii), and the Contingent Annuitant is not the Spouse and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent Annuitant is entitled to receive the Contingent Annuity Amount until the Temporary Annuity Expiry Date.

If the Annuitant is not married, has a Contingent Annuitant shown on the disabled Annuity Exhibit, and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent Annuitant is entitled to the Contingent Annuity Amount until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Contingent Annuitant dies.

•	Temporary Joint and Survivor Annuity with Pop-Up.

Prudential will make monthly Annuity Payments to the Annuitant equal to the Annuity Amount. Prudential will make the first monthly payment on the Annuity Start Date and continue to make payments until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies.

If the Contingent Annuitant dies before the Annuitant and within 60 months following the Annuitant’s Benefit Commencement Date (as specified on the Annuity Exhibit), Prudential will make monthly Annuity Payments to the Annuitant equal to the sum of the Annuity Amount and the Pop-Up Amount (as specified on the Annuity Exhibit) starting on the first day of the month following the Contingent Annuitant’s death. Prudential will make subsequent payments on the first day of each month until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Annuitant dies.

If the Annuitant is married, as defined in Section 2.2 (b)(ii), and the Contingent Annuitant is the Spouse and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent Annuitant (Spouse) is entitled to the annuity amount determined in Section 2.2(b)(ii). However, prior to the Temporary Annuity Expiry Date the Contingent Annuitant would receive the Contingent Annuity Amount if that amount is greater than the annuity amount determined in Section 2.2(b)(ii) until the Temporary Annuity Expiry Date.

If the Annuitant is married, as defined in Section 2.2 (b)(ii), and the Contingent Annuitant is not the Spouse and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent

Annuitant is entitled to receive the Contingent Annuity Amount until the Temporary Annuity Expiry Date.

If the Annuitant is not married, has a Contingent Annuitant shown on the disabled Annuity Exhibit, and the Annuitant dies prior to the Temporary Annuity Expiry Date, the Contingent Annuitant is entitled to the Contingent Annuity Amount until the earlier of (a) the Temporary Annuity Expiry Date and (b) the first day of the month in which the Contingent Annuitant dies.

Re-election at Normal Retirement Date for disabled Annuitants:

If the disabled Annuitant is still living on their Normal Retirement Date the Annuitant will be entitled to the Normal Form of Annuity described below, based on their Subplan and marital status:

Subplan	Normal Form of Annuity for Married Annuitants	Normal Form of Annuity for Unmarried Annuitants
A or B	50% Joint and Survivor with Pop-Up Annuity	Life with 60 months Period Certain Annuity
C or SAL	50% Joint and Survivor Annuity	Life Annuity

The monthly Annuity Payment is determined as follows: The Age 65 Benefit Amount shown in the Annuity Exhibit is the Annuitant’s Normal Form of Annuity for an unmarried Annuitant and will become the monthly Annuity Payment. If the Annuitant is married, the Age 65 Benefit Amount shown in the Annuity Exhibit will be adjusted to the Normal Form of Annuity for Married Annuitants by multiplying the Age 65 Benefit Amount by the appropriate conversion factor using the actuarial basis described in this Section, using exact age (in years and completed months) for both the Annuitant and Contingent Annuitant, and that adjusted annuity will become the monthly Annuity Payment.

A disabled Annuitant may select an Optional Form of Annuity based on their Subplan, as described below, by submitting a signed request in a method acceptable to Prudential containing all the information Prudential deems necessary for the change. Such requests must be received at Prudential’s Office at least 30 days before the Annuitant’s Normal Retirement Date. Any such change will be governed by this Section and will take effect on the Annuitant’s Normal Retirement Date and thereafter will have the same force and effect as if included on the Annuity Exhibit on the Effective Date. The amount of the Annuitant’s Annuity Payment after any change to an Optional Form of Annuity will equal the amount otherwise payable under the Normal Form of Annuity for unmarried Annuitants (the Age 65 Benefit Amount), multiplied by the appropriate conversion factor using the actuarial basis described in this Section, using exact age (in years and completed months) for both the Annuitant and, if applicable, Contingent Annuitant. The amount of the Contingent Annuitant's Annuity Payment under any Joint and Survivor Annuity form will be equal to the amount of the Annuitant’s Annuity Payment multiplied by the applicable continuation percentage.

The disclosure and spousal consent requirements of Section 417 of the Code in effect from time to time will apply to a change in Annuity Form. Any change in Annuity Form will apply to payments payable on and after the Annuity Start Date.

Subplan	Optional Forms of Annuity
A or B
Life Annuity
Life with 60 months Period Certain Annuity
Joint and Survivor Annuity (50%, 75%, 100% with Pop-Up. Pop-up only occurs if the Contingent Annuitant dies before the Annuitant and within 60 months following the Annuitant’s Normal Retirement Date)

C	Life Annuity Life with 120 months Period Certain Annuity Joint and Survivor Annuity (50%, 75% or 100%)
SAL	Life Annuity Life with 60 or 120 months Period Certain Annuity Joint and Survivor Annuity (50%, 75% or 100%)

Optional Annuity Form factors applicable are based on the following actuarial basis: 8.50% interest rate, and 1971 GAM Mortality (80%M/20%F) for Annuitant and 1971 GAM Mortality (20%M/80%F) for Contingent Annuitant.

(ii) Pre-Retirement Survivor Annuity for disabled Annuitants.

If a disabled Annuitant dies before his or her Normal Retirement Date and has a surviving Spouse on the Annuitant’s date of death, the Annuity Payment to the Spouse beginning on the first of the month following the Annuitant’s date of death will be determined as described in the chart below. The payment terms for these Annuity Forms are described in this Section 2.2(a). For Annuitant’s with a Subplan of Sal or C, he or she must have a surviving Spouse to whom he or she had been married for the one-year period ending on the date of the Annuitant’s death.

Subplan	Annuity Payment Determination
A or B
The greater of:
(1)    The Contingent Annuity Amount shown on the Annuity Exhibit; or
(2)    The survivor portion of 100% Joint and Survivor Annuity, calculated as of the first of the month following the Annuitant’s date of death.

SAL
The greatest of:
(1)     The Contingent Annuity Amount shown on the Annuity Exhibit;
(2)    30% of the Age 65 Benefit Amount shown on the Annuity Exhibit; or
(3)    The survivor portion of 50% Joint and Survivor Annuity, calculated as of the first of the month following the Annuitant’s date of death.

C
The greater of:
(1)     The Contingent Annuity Amount shown on the Annuity Exhibit; or
(2)    The survivor portion of 50% Joint and Survivor Annuity, calculated as of the first of the month following the Annuitant’s date of death.

Early Retirement factors are applicable, based on the appropriate factor from Tables I-A, I-B, I-C or I-D.

Optional Annuity Form factors applicable are based on the following actuarial basis: 8.50% interest rate, and 1971 GAM Mortality (80%M/20%F) for Annuitant and 1971 GAM Mortality (20%M/80%F) for spouse.

2.3	No Assignment of Rights

An Annuitant, Contingent Annuitant, Alternate Payee, Beneficiary, or, if applicable, such person’s Representative may not (i) assign, pledge, transfer or otherwise alienate his or her rights under the Contract or his or her respective Annuity Form or an annuity certificate, or (ii) enter into a transaction in which one or more Annuity Payments are anticipated or accelerated. Any attempt to do so will be null and void at the outset, without any effect whatsoever. To the maximum extent permitted by law, including but not limited to the relevant provisions of the Code, no Annuity Payment is subject to the claims of creditors. Compliance with the terms of a QDRO will not be considered to be an impermissible alienation under the Contract.

2.4	Proof of Continued Existence & Escheatment

As a condition to making any Annuity Payment, Prudential may require the receipt of evidence satisfactory to it that the related Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary is alive and no such payment is owed under this Contract unless and until Prudential receives such evidence.

After the period of time prescribed by applicable state law, any remaining guaranteed payments that have been withheld under the terms of this Section 2.4 and as to which Prudential has not received evidence satisfactory to it in accordance with the prior paragraph may be considered abandoned or escheatable property. In such case, Prudential will follow the laws applicable to the disposition of any remaining guaranteed payment. Any payments made to a state under such circumstances will relieve Prudential and be a full discharge of all further obligations under this Contract with respect to such payments.

2.5	Data Misstatements

i.
After the Effective Date and prior to or on the Data Finalization Date, if (a) Prudential and the Plan conclude that there is an error in the Annuity Exhibit respecting date of birth, gender, or date of death of an Annuitant or Contingent Annuitant (a “Data Misstatement”), or (b) the Plan concludes that, as a result of a Data Misstatement or otherwise (x) the Annuity Payment or the Annuity Form with respect to an Annuitant or Contingent Annuitant differs from the payment or form that, under the terms of the Plan (as in effect on the Effective Date) was intended by the Plan to be covered by this Contract or (y) there is an error in the classification of an Annuitant or Contingent Annuitant or the identification of an individual who under the terms of the Plan (as in effect on the Effective Date) was intended by the Plan to be covered by this Contract (any such difference or error specified in sub-clause (b)(x) or (y), a “Benefit Mismatch”), then Prudential and the Contract-Holder will amend this Contract on the Data Finalization Amendment Date consistent with the correction of such Data Misstatement or Benefit Mismatch to provide for an equitable adjustment to the Total Premium Amount and/or a correction of the amount of an Annuity Payment, change in Annuity Form, change in the classification of an Annuitant or Contingent Annuitant, or the inclusion of any such individual as an Annuitant or Contingent Annuitant and the attendant addition of Annuity Payment and Annuity Form, as the case may be. The amount of an Annuity Payment may increase or decrease as a consequence of correcting any such Benefit Mismatch pursuant to this Section 2.5(i), without the consent of any affected Annuitant and/or Contingent Annuitant.

ii.
After the Data Finalization Date, if (a) the Contract-Holder concludes that a Benefit Mismatch has occurred and that correcting such Benefit Mismatch would require an increased or additional Annuity Payment or a different or additional Annuity Form in respect of an Annuitant or Contingent Annuitant, or a change in the classification of an Annuitant or Contingent Annuitant or the addition of a Contingent Annuitant (but not the addition of an Annuitant), (b) the Contract Holder notifies Prudential to amend this Contract, including the Annuity Exhibit to correct such Benefit Mismatch; (c) the Contract-Holder provides the information reasonably required by Prudential; and (d) the Contract-Holder pays to Prudential all amounts due in connection with such amendment (including the premium for all applicable future periods and, if applicable, a lump sum payment for any shortfall related to the applicable prior periods), then Prudential and Contract Holder will amend this Contract, in a manner necessary to correct such Benefit Mismatch, without the consent of any affected Annuitant and/or Contingent Annuitant. The amount of an Annuity Payment may not decrease as a consequence of correcting any such Benefit Mismatch pursuant to this Section 2.5(ii), and, after the Data Finalization Amendment Date, Prudential will not be required to refund any premium (or any part of such premium) received by Prudential from the Contract-Holder or the Plan under this Contract in respect of, or attributable or allocable to, any relevant Annuitant and/or Contingent Annuitant.

iii.
Prudential will calculate the amount of premium payable in connection with any amendment pursuant to Section 2.5(ii) by (x) using the mortality assumptions used when calculating the premium amount and (y) in all other respects using Prudential’s then current methods and assumptions applicable to the pricing of group pension annuities on the date of determination (but for the avoidance of doubt, using the relevant Annuity Start Date and using the actual age and gender of the relevant person(s) (as verified upon Prudential’s request)).

iv.
Upon receipt of all amounts due to Prudential under this Contract with respect thereto, in connection with any amendment pursuant to Section 2.5(i) or Section 2.5(ii), Prudential and the Contract-Holder, will amend the Annuity Exhibit and, in each case, Prudential will amend, cancel or issue a new or additional annuity certificate, to the extent necessary or appropriate to reflect such amendment and such changes.

2.6	Beneficiary Designations

An Annuitant may designate a Beneficiary and re-designate a Beneficiary from time to time in the manner specified by Prudential and in accordance with the applicable Annuity Form. Prudential will furnish an acknowledgment of the acceptance of any such designation or re-designation. Such designations and re-designations will not require the consent of any prior Contingent Annuitant or Beneficiary; provided that the spousal consent requirements of Section 417 of the Code in effect from time to time will apply to such designations.

Except as otherwise stated in Section 2.2, if an Annuitant has not designated at least one Beneficiary, as shown in Prudential’s records, or if none of the Beneficiaries designated by the Annuitant survive the Annuitant, or if such designation will be legally ineffective for any reason, then any Annuity Payment due under this Contract will be made in the following priority: (i) to the Annuitant’s surviving Spouse, if applicable; or, if there be none surviving; (ii) to the Annuitant’s surviving children, if applicable, in equal shares; or, if there be none surviving; or (iii) to the Annuitant’s estate. If no executor is named for the estate of the last surviving recipient of the Annuity Payments described in the first sentence of this paragraph,, Prudential may, at its option, pay the lump sum (full value) of the Annuity Payments which would otherwise be payable to an estate as described in the first sentence of this paragraph to any one or jointly to any number of the following surviving relatives of the last surviving recipient of the Annuity Payments who appear to Prudential to be equitably entitled to payment because of expenses incurred in connection with the burial or last illness of such last surviving recipient of the Annuity Payments: children, parents, brothers, or sisters. Any payment described in this paragraph and made by Prudential will, to the extent of such payment, be a valid discharge of its obligation under this Contract.

In connection with an Annuity Form involving a Contingent Annuitant, the Contingent Annuitant may change the Beneficiary at any time after the death of the Annuitant to the estate of the Contingent Annuitant, without the consent of such Beneficiary.

Designations and re-designations described in this Section 2.6 will be effective when they are accepted by Prudential and the applicable records are updated.

Prudential, in determining the existence, identity, ages, or any other facts relating to any relatives of any Annuitant (or Contingent Annuitant) or any persons designated as Beneficiaries, either as a class or otherwise, may rely solely on any affidavit or other evidence reasonably deemed satisfactory by it. Any payment made by Prudential in reliance thereon will, to the extent of such payment, be a valid discharge of its obligation under this Contract.

Should any remaining Guaranteed Number of Payments become payable to one or more Beneficiaries and, if the monthly amount of payments due to any Beneficiary is less than $50, or if the Beneficiary is other than a person receiving payments in his own right, Prudential may, in lieu of making such payments, pay the lump sum (full value) of the remaining Guaranteed Number of Payments to that Beneficiary in full settlement of its liability for such payments.

2.7	Qualified Domestic Relations Orders Not Reflected on the Annuity Exhibit

If an Annuity Payment becomes subject to a domestic relations order issued after the Effective Date, no adjustment to an Annuitant’s payment or Contingent Annuitant’s payment pursuant to such order will become payable until (i) Prudential has received the domestic relations order, (ii) Prudential has approved the domestic relations order, applying Prudential’s then current practices and standards and (iii) Prudential has determined that such domestic relations order is a QDRO within the meaning of Subsection 414(p) of the Code in effect from time to time.

2.8	Payments to Representatives

Prudential may withhold Annuity Payments owed to any Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary if, in the judgment of Prudential, such person is incapable for any reason of personally receiving and giving a valid receipt for such payment. In such case, Prudential may discharge its obligation to any Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary by making payments to such person’s Representative. Any amount paid in accordance with this Section 2.8 will relieve Prudential and be a full discharge of all further obligations under this Contract with respect to such payments.

2.9	Annuity Certificates

After securing any applicable regulatory approvals, Prudential will issue an annuity certificate to each Annuitant, each Contingent Annuitant receiving payments on the certificate issuance date, and each Alternate Payee entitled to payments under a Separate Interest QDRO.

Each annuity certificate will set forth in substance the payments to which each certificate-holder is entitled under this Contract. Each annuity certificate will provide that only the certificate-holder has the right to Annuity Payments under this Contract, and that such right to Annuity Payments is enforceable by the certificate-holder solely against Prudential and against no other person including the Plan, the Contract-Holder, or any affiliate thereof.

Each annuity certificate will describe the consequences of any Data Misstatements, including Prudential’s rights and obligations relating to such Data Misstatements. Prudential may issue a substitute annuity certificate to correct errors contained in the previously issued annuity certificate, whereupon the previously issued annuity certificate will be null and void.

The rights of Annuitants, Contingent Annuitants, and Alternate Payees entitled to payments under a Separate Interest QDRO under this Contract are not conditioned upon the issuance of annuity certificates, and any delay in issuing annuity certificates to such individuals does not delay the date on which the individuals begin to have third-party beneficiary rights as specified under this Contract.

2.10	Overpayments on or after the Annuity Start Date

If Prudential overpays any Annuitant, Alternate Payee, Contingent Annuitant, or Beneficiary, Prudential may recover the overpaid amounts by deducting them from future payments or by other reasonable and lawful means such as reversing a direct deposit or by obtaining a transfer of funds from the account to which the overpayment was deposited.

Provision III    General Terms

3.1	Entire Contract

This Contract constitutes the entire agreement between the parties with respect to the subject matter of this Contract and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Contract.

This Contract will be construed according to the laws of the jurisdiction set forth on the Cover Page without regard to the principles of conflicts of laws thereof except to the extent that those laws have been preempted by the laws of the United States of America. This Contract will comply with applicable requirements of the Code as provided herein.

Notwithstanding the foregoing paragraph, the parties acknowledge and agree that the Separate Account is established by Prudential under New Jersey law and that, accordingly, the Separate Account, including all aspects of its operation, maintenance, and the insulation of Separate Account assets, will be governed by New Jersey law.

3.2	Communication

All communication to Prudential regarding this Contract will be addressed to Prudential’s Office.

Communication to the Contract-Holder will be addressed as shown in our records, which will be updated from time to time based on notice provided by the Contract-Holder to Prudential.

All communication to the Contract-Holder or Prudential will be in writing.

3.3	U.S. Currency

All moneys, whether payable to or by Prudential, will be in lawful money of the United States of America. Dollars and cents refer to lawful currency of the United States of America. Payments owed to Prudential or to the Contract-Holder will be made pursuant to agreed procedures and wire instructions.

3.4	Contract-Holder, Authorized Representatives & Appointed Successors

Prudential will be entitled to rely on any action taken or omitted by or, subject to the following sentence, on behalf of the Contract-Holder pursuant to the terms of this Contract and will not be required to obtain consents of any other person or organization with an interest in the Plan, except as provided in Section 3.8. With Prudential’s consent, the Contract-Holder may authorize representatives of the Plan or others to act on its behalf under this Contract. Prudential is entitled to rely on the Contract-Holder (or persons acting on behalf of the Contract-Holder) in connection with the administration of this Contract.

The Contract-Holder at any time may, with the consent of Prudential, appoint a successor contract-holder, provided that if the successor contract-holder is a trustee for the Plan, such consent will not be unreasonably withheld. Any such successor Contract-Holder will have all the rights, duties, and obligations of the Contract-Holder.

If the Contract-Holder notifies Prudential that it will cease to exist or cease to perform the duties of the Contract-Holder hereunder and no successor is appointed by the Contract-Holder, the Contract-Holder will thereafter have no rights or obligations under this Contract; provided, however, that this Contract nevertheless will remain irrevocable and in full force and effect in accordance with its terms, and not subject to amendment or modification except as otherwise provided herein, it being acknowledged and understood that the intended rights of third party beneficiaries (as described in Section 3.8) hereunder will survive until the date on which this Contract terminates.

3.5	No Implied Waiver

Except as expressly set forth herein, any party's failure to insist in any one or more instances upon strict performance by any other party of any of the terms of this Contract will not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

3.6	Contract Changes

(i)	Mutual Agreement with Contract-Holder.

This Contract may be amended by written agreement between Prudential and the Contract-Holder at any time on or before the date the Contract-Holder ceases to exist and no successor is appointed.

(ii)	Mutual Agreement with Annuitant or Contingent Annuitant.

This Contract may be amended by written agreement between Prudential and an affected Annuitant or Contingent Annuitant at any time; provided that no amendment under this subsection (ii) that changes the time, form, or amount of an Annuity Payment will be made other than in connection with (a) the settlement of a bona fide dispute or (b) agreements (other than settlements pursuant to clause (a)) made on or after the fifth anniversary of the Effective Date. Any amendment of this Contract pursuant to Section 1.2 or Section 2.5 may be made without, and will not require, the consent of any Annuitant or Contingent Annuitant. Any amendment made pursuant to Section 3.6(ii)(b) will comply with the applicable requirements of Treasury Regulation Section 1.401(a)(9)-6 concerning payment increases and the change of annuity payment periods and of Section 417 of the Code in effect from time to time concerning disclosure, spousal consent and cash-outs (or any successor provisions).

(iii)	Law or Regulation.

Prudential may change this Contract as it reasonably deems necessary or appropriate to satisfy the requirements of any law enacted by (or of any regulation promulgated by) any legislative or governmental authority, body or agency after the Effective Date of this Contract; provided that, to the extent permitted by law, Prudential will implement any such requirement in a manner that (a) does not reduce (or causes the least reduction possible to) the amount of any Annuity Payment; and (b) otherwise does not materially and adversely affect the time or form of any Annuity Payment.

(iv)	Related to Annuity Exhibit and Annuity Certificates.

In connection with any amendment pursuant to this Section 3.6, Prudential may amend the Annuity Exhibit and/or amend, cancel or issue a new or additional annuity certificate, to the extent necessary or appropriate to reflect such amendment.

(v)	Interpretation.

Typographical errors, cross reference errors and any other immaterial errors will be disregarded when interpreting this Contract.

3.7	Reliance on Records & Record Maintenance

Contract-Holder will furnish Prudential with all information which Prudential may reasonably require for the administration of this Contract. Furthermore, Prudential may at any time ask the relevant Annuitant, Contingent Annuitant, Alternate Payee or Beneficiary to provide any such information. Following the Data Finalization Date and amendment of this Contract pursuant to Section 2.5, Prudential will not be obligated to make Annuity Payments in any way dependent upon such information unless and until it receives all information necessary to fulfill its obligation.

Prudential will maintain the records necessary for its administration of this Contract. Such records will be prepared using the information furnished to it pursuant to this Contract and will constitute prima facie evidence as to the truth of the information recorded thereon. However, Prudential reserves the right to correct its records to eliminate erroneous information furnished to it and to reflect information it gathers that it believes to be reliable. Prudential may assume the accuracy of and rely on information furnished to Prudential under this Contract in connection with Annuitants, Contingent Annuitants, Alternate Payees and Beneficiaries. Except as otherwise provided in Section 2.5, any Annuity Payment or other payment made by Prudential in reasonable reliance on such records or information will be a valid discharge of its obligation under this Contract.

3.8	Third-Party Beneficiaries; Enforceability

(i) Annuitants, Contingent Annuitants, and Beneficiaries.

After the Effective Date, each Annuitant or Contingent Annuitant will have the contractual right to enforce any provision of (and each Beneficiary and Alternate Payee will have the contractual right to enforce its rights to Annuity Payments under) this Contract against Prudential, by the sole choice of such Annuitant, or applicable Contingent Annuitant (and, to the extent of such rights hereunder, Beneficiary and Alternate Payee) in the capacity of an intended third-party beneficiary of this Contract. The rights of an Annuitant or Contingent Annuitant under this clause (i) are not diminished if the Contract-Holder ceases to exist and no successor is appointed. Nothing in this Contract, express or implied, will give or be construed to give any legal or equitable right, remedy or claim under this Contract to any other person.

Notwithstanding the foregoing sentences, any and all third-party beneficiary rights of an Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary under this Contract, including pursuant to this clause (i), refer and are subject to the provisions of this Contract as it may be amended in accordance with Section 3.6. Nothing in this clause (i) will prevent, or impose any limitations on, any such amendment or modification of this Contract made in accordance with Section 3.6, or give any right to an Annuitant, Contingent Annuitant, Alternate Payee or Beneficiary to consent to, or otherwise participate in, any such amendment (other than with respect to any affected Annuitant or Contingent Annuitant or Alternate Payee in connection with an amendment pursuant to Section 3.6(ii)(b)). Nothing in this Section 3.8(i) will prohibit an Annuitant, Contingent Annuitant, Alternate Payee or Beneficiary from having the right to challenge a change made after the Data Finalization Amendment Date as not being made in accordance with Section 3.6(ii).

(ii) Contract-Holder and the Plan.

After the Effective Date, neither the Contract-Holder nor the Plan will have any obligation to any Annuitant, Contingent Annuitant, Alternate Payee, or Beneficiary with respect to the Annuity Payments under this Contract. During the period from the Effective Date until the Data Finalization Amendment Date, (x) the Contract-Holder will have the right to enforce any provision of this Contract against Prudential and (y) the Contract-Holder and Prudential will amend this Contract as provided for in

Section 2.5. The Plan will have the right to enforce the payment of any Premium Adjustment Amount payable by Prudential to the Plan against Prudential.

(iii) Prudential.

During the period from the Effective Date until the effective date set forth in any notice delivered by the Contract-Holder to Prudential that it will no longer act in the capacity of the Contract-Holder, Prudential will have the right to enforce any provision of this Contract against the Contract-Holder. Following the effective date set forth in any such notice, Prudential will have no right to enforce any provision of this Contract against the Contract-Holder.

3.9	Contract Assignment, Transfer, Reinsurance and Novation

Prudential will not assign, transfer, reinsure, or novate this Contract or its obligations hereunder, unless (i) Prudential will be the obligor to the Contract-Holder, the Annuitants and Contingent Annuitants (and, solely with respect to their rights under this Contract, the Beneficiaries) in respect of its obligations under this Contract, (ii) the written consent of each affected Annuitant or Contingent Annuitant, is obtained, or (iii) such obligations are fully transferred to another entity by operation of law, and any successor entity to Prudential by operation of law will be automatically bound by all of Prudential’s obligations under this Contract. Any assignment, transfer, reinsurance or novation by Prudential in violation of this Section 3.9 will be null and void from the outset, without any effect whatsoever.

3.10	Confidential Information

Prudential will comply with all applicable laws and regulations, including those laws relating to privacy, data protection, and the safeguarding of such information, governing the confidential information of any Annuitant, Contingent Annuitant, or Beneficiary.

GA-48088

PREMIUM SCHEDULE
As of April 25, 2018
This Premium Schedule records the Initial Premium Amount and any subsequent Premium Adjustment Amount related to amendments to this Contract.

Initial Premium Amount on April 25, 2018            $151,800,000.00

Premium Adjustment Amount                     (to be determined)
pursuant to the amendment dated October 19, 2018

Total Premium Amount     as of April 25, 2018            $151,800,000.00

GA-48088

CASH AND TRANSFERRED ASSETS SCHEDULE
As of April 25, 2018

The Cash and Transferred Assets Schedule includes a list of cash and non-cash assets, if applicable, that equal the Total Premium Amount shown on the Premium Schedule.

Initial Premium Amount	$151,800,000.00

Cash Assets: $151,800,000.00

GA-48088

ANNUITY EXHIBIT

The Annuity Exhibit lists each Annuitant, Contingent Annuitant or other person entitled to payment under this Contract plus information that applies to each such Annuitant, Contingent Annuitant or other person. The Annuity Exhibit is attached to and made a part of this Contract in the form of the data file, Columns A through V from the “Updated Retiree Pricing Data” tab of the excel file titled “Boise Cascade Addendum II – 4-12-2018/xlsx” provided by the Contract-Holder to Prudential via the Mercer Pension Risk Exchange website on April 12, 2018, for the Population in Group A, as denoted in column AD.

The Prudential
Insurance Company
of America

AMENDMENT TO BE ATTACHED TO AND MADE
A PART OF GROUP ANNUITY CONTRACT
Number GA-48088
(the “Contract”)

WHEREAS: Boise Cascade Company for the exclusive benefit of participants and beneficiaries of the Plan (the “Contract-Holder”) and The Prudential Insurance Company of America ("Prudential") entered into the Contract, effective as of April 25, 2018; and

WHEREAS: The Contract-Holder and Prudential desire to amend the Contract pursuant to Section 1.2 thereof, effective October 19, 2018 (the "Amendment Date").

NOW, THEREFORE, effective on the Amendment Date, the Contract is amended as follows:

1.	the Annuity Exhibit, as constituted immediately prior to this Amendment, is hereby replaced by the amended Annuity Exhibit (dated October 19, 2018) attached hereto.

2.	the Premium Schedule, as constituted immediately prior to this Amendment, is hereby replaced by the amended and restated Premium Schedule (dated October 19, 2018) attached hereto.

3.	the attached Cash and Transferred Assets Schedule Supplement (dated October 19, 2018) is added to and made part of the Contract.

4.
On the Amendment Date, Prudential will pay the Premium Adjustment Amount to the Contract-Holder, as provided under the Contract and as described on the amended and restated Premium Schedule and in the Cash and Transferred Assets Schedule Supplement dated October 19, 2018.

The terms and conditions of the Contract unaffected by this amendment remain in full force and effect.

BOISE CASCADE COMPANY FOR THE EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES OF THE PLAN By: /s/ Wayne Rancourt Title:EVP, CFO & Treasurer Date: October 18, 2018	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Ann M. Jardo Title: Second Vice President Date: October 18, 2018

GA-48088

PREMIUM SCHEDULE
Amended and Restated as of October 19, 2018
This Premium Schedule records the Initial Premium Amount and any subsequent Premium Adjustment related to amendments to this Contract.

Initial Premium Amount on April 25, 2018             $151,800,000.00

Premium Adjustment Amount                      ($1,032,853.73)
pursuant to the amendment dated October 19, 2018

Total Premium Amount as of the Amendment Date         $150,767,146.27

GA-48088

CASH AND TRANSFERRED ASSETS SCHEDULE SUPPLEMENT
As of October 19, 2018

A.	Total Premium Amount, determined as of April 25, 2018:	$151,800,000.00
B.	Total Premium Amount, determined as of October 19, 2018:	$150,767,146.27
C.	Payment due from Prudential resulting from the change in determined Premium Amount, between April 25, 2018 and October 19, 2018 (A-B) (“Premium Adjustment Amount”):	$1,032,853.73
D.	Interest Rate	3.00%
E.	Interest due from Prudential on the Premium Adjustment Amount, calculated from April 25, 2018 to and including October 18, 2018, compounded daily using stated Interest Rate (in D) (“Interest Due on Premium Adjustment Amount, as of October 19, 2018”):	$14,826.69
Payments from Prudential: Premium Adjustment Amount (C): Interest Due on Premium Adjustment Amount as of October 19, 2018 (E): Total Paid from Separate Account on October 19, 2018:		$1,032,853.73 $14,826.69 $1,047,680.42

FORM OF ANNUITY EXHIBIT
GA-48088
Boise Cascade Company
Annuitants

Annuity Start Date is July 1, 2018
Annuity Form is Life Annuity

Annuitant	Social Security #	Customer ID #	SubPlan	Unique ID

Sex	Date of Birth	Annuity Amount	Union/ Non-Union	Hourly/Salary	Years of Service

FORM OF ANNUITY EXHIBIT
GA-48088
Boise Cascade Company
Annuitants

Annuity Start Date is July 1, 2018
Annuity Form is Joint and Survivor Annuity

Annuitant	Annuitant Social Security Number	Annuitant Customer Identification Number	Subplan	Unique ID	Annuitant Sex	Annuitant Date of Birth

Contingent Annuitant	Contingent Annuitant Social Security Number	Contingent Annuitant Sex	Contingent Annuitant Date of Birth	Annuity Amount	Contingent Annuity Amount